BUSINESS CONSULTING AGREEMENT

         AGREEMENT made and entered into as of the 8th day of September 2000, by and between TTG LLC, a California Limited Liability Company whose principle place of business 2219 Main Street suite 120 Santa Monica CA 90405 and eAutoclaims.com located at 2708 At 19 North suite 604 Palm Harbour FL 34683

                                   WITNESSETH:

          WHEREAS, TTG provides consultation and advisory services.

          WHEREAS, EACC desires to utilize TTG services in connection with its operations.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, TTG and EACC hereby agree as follows:

1. Consulting Services. Effective as of September 8,2000 and ending on September 7, 2001, by and subject to the terms and conditions herein contained, TTG shall provide business management, marketing consultation and advisory services to EACC. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans,
     (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as TTG shall deem necessary or appropriate for EACC's business.

2. Payment. In consideration for the services of TTG to be provided hereunder, EACC agrees to issue 65,000 shares of EACC 144 common shares to TTG and $10,000 dollars at the singing of this agreement

3. Expenses. EACC shall reimburse TTG for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily in the state of New York, area for the purpose of rendering services to or for the benefit of EACC pursuant to this Agreement TTG shall provide receipts and vouchers to EACC for all expenses for which reimbursement is claimed. EACC will also pay for all fax blasting and mail via US postal service.

4. Invoices. All pre-approved invoices for services provided to EACC and expenses incurred by TTG in connection therewith shall be payable in full within ten (10) days of the date of such invoice. Payment of invoices shall be made by EACC company check to TTG's bank account.


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5.   Personnel. TTG shall be an independent contractor and no personnel utilized by TTG in providing services hereunder shall be deemed an employee of EACC. Moreover, neither TTG nor any such person shall be empowered hereunder to act on behalf of EACC. TTG shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of EACC, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. TTG Assistance. EACC agrees to provide TTG with such secretarial, clerical and bookkeeping assistance as TTG may reasonably request and shall otherwise cooperate with TTG personnel in their rendering of services hereunder. EACC further agrees to provide TTG monthly a certified shareholders list and on a weekly basis the DTC sheets.

7. Term and Termination. This Agreement shall be effective from September 8, 2000, and shall continue in effect for a period of twelve months thereafter. This Agreement may be renewed for provisional three-month periods thereafter, upon mutual agreement of the parties.

8. Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto-unless-agreed upon by both parties and a signed agreement is memorialized. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

9. Confidentiality. Neither TTG nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of EACC with respect to EACC's business or finances that was obtained in the course of performing services provided for herein.

10. Limited Liability. Neither TTG or EACC, it's consultants, employees, officers or directors shall be liable for consequential or incidental damages of any kind to EACC or TTG that may arise out of or in connection with any services performed by TTG or EACC hereunder.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

12. Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.





13. No other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

     IN WITNESS WHEREOF, EACC and TTG have dully executed this Agreement as of the day and year first above written.

EAutoclaims.com, Inc. (EACC)

By: /s/ Eric Seidel
    -----------------
     Eric Seidel, CEO

The Titan Group, LLC

By:      /s/ Robert Salvatierra
         --------------------------
         Robert Salvatierra, Managing Member

By:      /s/ Don Samaria
         --------------------------
         Don Samaria, Managing Member